UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CF INDUSTRIES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Commencing on or about April 29, 2019, CF Industries Holdings, Inc. sent the following letter to certain shareholders:

April 29, 2019

Dear Shareholder:

We have previously sent to you proxy materials or a Notice of Internet Availability of Proxy Materials for the CF Industries Holdings, Inc. Annual Meeting of Shareholders to be held on May 8, 2019. To date, we have not received your proxy.

Your Board of Directors unanimously recommends that you vote FOR each of the director nominees in Proposal 1 and FOR Proposals 2 and 3. The Board of Directors also unanimously recommends that you vote AGAINST Proposal 4.

Your vote is important, no matter how many or how few shares you may own.  To ensure that your shares are represented at the meeting, please vote today by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

W. Anthony Will

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions or need assistance in voting your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

On April 29, 2019, CF Industries Holdings, Inc. sent the following email to certain employees:

April 29, 2019

Reminder To Vote Your CF Shares At Annual Meeting

Dear Fellow CF Industries Employees:

Because many of you are CF Industries shareholders, I wanted to remind you to vote your CF shares on the proposals that will be considered at the company’s Annual Meeting to be held on Wednesday, May 8, 2019.

Shareholders will vote on four proposals at the Annual Meeting. CF’s Board of Directors unanimously recommends that you vote “FOR” each of the director nominees in Proposal 1 and “FOR” Proposals 2 and 3.  The Board of Directors also unanimously recommends that you vote “AGAINST” Proposal 4.

If you are a CF shareholder and hold your shares through a bank or broker, such as Charles Schwab & Co., you should have already received a notice by email or by standard mail (or both) that contains important instructions for accessing the proxy materials and voting your shares. If you made a previous election to do so, you may have received a printed set of the proxy materials by standard mail, with a proxy card or voting instruction form to record your vote that you can return in the postage-paid envelope included with the printed materials.

Your vote as a shareholder is important.  Please vote promptly by following the instructions on the notice, proxy card, or voting instruction form that you received.  Voting can be done via the Internet or telephone or, if you received a proxy card, by standard mail.  If you have misplaced the information on how to vote or have any questions, please contact Martin Jarosick (mjarosick@cfindustries.com) or Casey Spoden (cspoden@cfindustries.com) in Investor Relations.

Tony Will

President and Chief Executive Officer